Exhibit 21

                              List of Subsidiaries

                          FARR COMPANY AND SUBSIDIARIES




                                                Jurisdiction
    Name of Subsidiary                          of Incorporation
    -----------------------------               ---------------------

    Farr Filtration Limited                     England
    Farr Company International                  California
    Farr Inc.                                   Canada
    Farr International                          U.S. Virgin Islands
    Farr Cayman Islands                         Cayman Islands